UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2016

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2016, Lowe’s Companies, Inc. (the “Company”) issued an aggregate of $3.3 billion of unsecured notes, consisting of $250 million aggregate principal amount of its Floating Rate Notes due April 15, 2019 (the “Floating Rate Notes”), $350 million aggregate principal amount of its 1.15% Notes due April 15, 2019 (the “2019 Fixed Rate Notes”), $1.35 billion aggregate principal amount of its 2.50% Notes due April 15, 2026 (the “2026 Fixed Rate Notes”), and $1.35 billion aggregate principal amount of its 3.70% Notes due April 15, 2046 (the “2046 Fixed Rate Notes” and, together with the 2019 Fixed Rate Notes and the 2026 Fixed Rate Notes, the “Fixed Rate Notes”). The Floating Rate Notes and the Fixed Rate Notes are collectively referred to herein as the “Notes.” The Company received net proceeds, after expenses, of approximately $3.26 billion from the issuance of the Notes.

The Notes are governed by and were issued pursuant to the terms of an Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”), between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by a Thirteenth Supplemental Indenture, dated as of April 20, 2016, between the Company and the Trustee (the “Thirteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes are unsecured obligations and rank equally with the Company’s existing and future unsecured senior indebtedness. The Indenture contains covenants restricting the issuance of debt by the Company’s subsidiaries but does not restrict the Company from incurring additional indebtedness. Each series of the Notes is a new issue of securities with no established trading market. The Company does not intend to apply for the listing of any series of the Notes on any securities exchange or for quotation of such Notes on any automated dealer quotation system.

The Floating Rate Notes will mature on April 15, 2019, unless earlier repurchased by the Company, and will bear interest at a variable rate, reset each interest period, equal to the three-month LIBOR for U.S. dollar deposits plus 0.24%. The Company will pay interest on the Floating Rate Notes quarterly in arrears on each April 15, July 15, October 15 and January 15, commencing July 15, 2016. Interest will be computed on the basis of the actual number of days elapsed in each interest period and a 360-day year. Payments of principal and interest to owners of book-entry interests will be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time. The Company does not have the right to optionally redeem the Floating Rate Notes prior to maturity.

The 2019 Fixed Rate Notes will mature on April 15, 2019, the 2026 Fixed Rate Notes will mature on April 15, 2026, and the 2046 Fixed Rate Notes will mature on April 15, 2046, in each case, unless earlier redeemed or repurchased by the Company. The 2019 Fixed Rate Notes will bear interest at a rate of 1.15% per annum, the 2026 Fixed Rate Notes will bear interest at a rate of 2.50% per annum and the 2046 Fixed Rate Notes will bear interest at a rate of 3.70% per annum. The Company will pay interest on the Fixed Rate Notes semiannually in arrears on each April 15 and October 15, commencing October 15, 2016. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests will be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

At any time prior to their maturity date (with respect to the 2019 Fixed Rate Notes) and prior to the date that is three months (with respect to the 2026 Fixed Rate Notes) or six months (with respect to the 2046 Fixed Rate Notes) prior to the applicable maturity date for such series of Fixed Rate Notes, the Fixed Rate Notes of each series will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at a redemption price, to be calculated by the Company, equal to the greater of (i) 100% of the principal amount of the Fixed Rate Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Fixed Rate Notes that but for the redemption would be due after the related redemption date through the applicable par call date with respect to the series of Fixed Rate Notes being redeemed, assuming the notes matured on the first par call date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Thirteenth Supplemental Indenture), plus 5 basis points with respect to the 2019 Fixed Rate Notes, 15 basis points with respect to the 2026 Fixed Rate Notes, and 20 basis points with respect to the 2046 Fixed Rate Notes; plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the date that is three months (with respect to the 2026 Fixed Rate Notes) or six months (with respect to the 2046 Fixed Rate Notes) prior to the applicable maturity date for such series of Fixed Rate Notes, the 2026 Fixed Rate Notes and the 2046 Fixed Rate Notes will be redeemable, in whole at any time or in part from time to time, at the Company’s option, at par plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

In addition, upon a Change of Control Triggering Event (as defined in the Thirteenth Supplemental Indenture), the holders of the Notes may require the Company to repurchase all or any part of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to the date of purchase (unless, with respect to the Fixed Rate Notes, the Company has exercised its right to redeem all of the Fixed Rate Notes).

The Trustee and/or its affiliates have engaged in, and may in the future engage in, commercial dealings in the ordinary course of business with the Company or its affiliates, including investment banking services and acting as lenders under various loan facilities. In particular, the Trustee is a participant in the Company’s senior credit facility described in the Company’s filings with the Commission. The Trustee and/or its affiliates have received, or may in the future receive, customary fees and commissions or other payments for these transactions.

The foregoing summaries of documents described above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits hereto or otherwise on file with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above and in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2016 is incorporated by reference, and the description of the Notes incorporated herein is qualified in its entirety by reference to the Indenture and the forms of Global Notes which are included in Exhibit 4.1 filed herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Thirteenth Supplemental Indenture, dated as of April 20, 2016, between Lowe’s Companies, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Floating Rate Notes due April 15, 2019 (included in Exhibit 4.1).

4.3	Form of 1.15% Notes due April 15, 2019 (included in Exhibit 4.1).

4.4	Form of 2.50% Notes due April 15, 2026 (included in Exhibit 4.1).

4.5	Form of 3.70% Notes due April 15, 2046 (included in Exhibit 4.1).

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: April 20, 2016	By:	/s/ Ross W. McCanless
Ross W. McCanless General Counsel, Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Thirteenth Supplemental Indenture, dated as of April 20, 2016, between Lowe’s Companies, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Floating Rate Notes due April 15, 2019 (included in Exhibit 4.1).

4.3	Form of 1.15% Notes due April 15, 2019 (included in Exhibit 4.1).

4.4	Form of 2.50% Notes due April 15, 2026 (included in Exhibit 4.1).

4.5	Form of 3.70% Notes due April 15, 2046 (included in Exhibit 4.1).

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).